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                                                                    Exhibit 4.10


                               AMENDMENT NUMBER 1
                                TO LOAN AGREEMENT


     THIS AMENDMENT NUMBER 1 TO LOAN AGREEMENT ("Amendment") is made as of this ___ day of December 2001 by and between the CITY OF WEIRTON, WEST VIRGINIA, a public corporation and an incorporated municipality duly organized and existing under the Constitution and laws of the State of West Virginia (the "Issuer"), and WEIRTON STEEL CORPORATION, a Delaware corporation (the "Company");


                              W I T N E S S E T H :

     WHEREAS, the Issuer and the Company entered into a Loan Agreement dated as of November 1, 1989 (the "Agreement") in connection with the issuance by the Issuer of its $56,300,000 Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 due 2014 (the "Series 1989 Bonds");

     WHEREAS, the Issuer proposes to finance the refunding of the Series 1989 Bonds by the issuance of its Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 2001 due 2014 (the "Secured Series 2001 Bonds") pursuant to an indenture of trust (the "2001 Indenture") to be entered into by the Issuer and Chase Manhattan Trust Company, National Association, as trustee;

     WHEREAS, the Issuer proposes to refund the Series 1989 Bonds by exchanging them for its Secured Series 2001 Bonds;

     WHEREAS, the Issuer and the Company propose to enter into a new Loan Agreement dated as of December _____, 2001 (the "2001 Loan Agreement") in connection with the issuance of the Secured Series 2001 Bonds and the obligations of the Company to provide funds to the Issuer to pay when due the principal of, premium, if any, and interest on the Secured Series 2001 Bonds;

     WHEREAS, the Issuer and the Company desire to amend the Agreement in order to provide for, among other things, the exchange of Series 1989 Bonds for Secured Series 2001 Bonds, the transfer from the Agreement to the 2001 Loan Agreement of the Company's financial obligations to pay amounts to the Issuer relating to the Secured Series 2001 Bonds so issued, and to cancel certain financial obligations of the Company to the Issuer relating to the Series 1989 Bonds so exchanged;

     WHEREAS, the Issuer has assigned its right, title, and interest in the Agreement (except the Issuer's rights under Sections 4(b) and (c), 6.2 and 7.4 thereof) to Pittsburgh National Bank, as trustee (the "Trustee") under the Indenture of Trust between the Issuer and the Trustee dated as of November 1, 1989 (the "Indenture"), as contemplated by the Agreement, and the Company has consented to such assignment; and


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     WHEREAS, the Trustee has agreed to the provisions of this Amendment and to provide written evidence of such consent in accordance with the provisions of the Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereafter contained, the parties hereby agree as follows.


                                    ARTICLE I

                                   AMENDMENTS

     Section 1.01 DELETION OF CERTAIN DEFINITIONS.

     The following definitions in Article I of the Agreement are hereby eliminated and deleted in their entirety as follows:

          "Additional Bonds"

          "Bond Proceeds"

          "Net Proceeds"

     Section 1.02 ADDITION OR MODIFICATION OF CERTAIN DEFINED TERMS.

     The following words and terms as used in the Agreement shall have the following meanings unless the context or use indicates another or different meaning or intent:

     "BOND" or "BONDS" means the Series 1989 Bonds and any Bonds exchanged therefor in accordance with Section 2.09 of the Indenture.

     "CANCELLED LOAN AMOUNT" has the meaning set forth in Section 4.1(a) of this Amendment.

     "COMPANY INDENTURE" means the Indenture dated as of January __, 2002, between the Company, as issuer, and Chase Manhattan Trust Company, National Association, as trustee, relating to the issuance by the Company of its 10% Senior Secured Discount Notes due 2008.

     "EXCHANGE" means the exchange of the Secured Series 2001 Bonds for the Series 1989 Bonds contemplated by this Amendment and the Official Statement.

     "OFFICIAL STATEMENT" means the Official Statement of the Issuer dated December __, 2001 relating to the Secured Series 2001 Bonds.

     "SECURED SERIES 2001 BONDS" has the meaning set forth in the recitals to this Amendment.

     "TRANSFERRED LOAN BALANCE" has the meaning set forth in Section 4.1(a) of this Amendment.


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     "2001 INDENTURE" has the meaning set forth in the recitals to this
Amendment.

     "2001 LOAN AGREEMENT" has the meaning set forth in the recitals to this Amendment.

     Section 1.03 Deletion of Certain Covenants.

     The following covenants are hereby eliminated and deleted in their entirety:

          (i)   Section 3.2 Disbursements from the Loan Fund.

          (ii)  Section 3.4 Issuance of Additional Bonds.

          (iii) Section 5.5 Limitations on Liens.

          (iv)  Section 5.6 Limitations on Sale and Leaseback Transactions.

     Section 1.04 Modification of Certain Covenants.

     (a) Section 3.1 of the Agreement is hereby modified and amended to read in its entirety as follows:

          Section 3.1 AGREEMENT TO ISSUE SECURED SERIES 2001 BONDS.

          (a) The Issuer, concurrently with the execution of this Amendment, has agreed to issue and deliver the Secured Series 2001 Bonds in accordance with the 2001 Indenture. The Secured Series 2001 Bonds will be so issued in order to consummate the Exchange and to refund the Series 1989 Bonds tendered in the Exchange.

          (b) Upon completion of the Exchange, any and all funds, if any, remaining in the Loan Fund, the Series 1978 Refunding Trust Fund, the Series 1981 Refunding Trust Fund, or otherwise held pursuant to the Series 1978 Escrow Deposit Agreement or the Series 1981 Escrow Deposit Agreement, shall be transferred to the Company and may be used for any of its corporate purposes. Upon completion of the Exchange and transfer of such funds, if any, to the Company, each of the Loan Fund, Series 1978 Refunding Trust Fund, Series 1978 Refunding Trust Fund, Series 1978 Escrow Deposit Agreement and the Series 1981 Escrow Deposit Agreement shall be terminated.

     (b) Section 3.2 of the Agreement is hereby eliminated and deleted in its entirety, and Section 3.3 of the Agreement is hereby renumbered as Section 3.2 and further modified and amended to read in its entirety as follows:

     Section 3.2 INVESTMENT OF MONEYS IN THE BOND FUND. (a) Any moneys held as a part of the Bond Fund or any other fund established pursuant to the Indenture or this


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Agreement shall be invested or reinvested by the Trustee, to the extent permitted by law, as directed by an Authorized Representative of the Company, in Authorized Investments.

     (b) The Trustee may make any and all such Authorized Investments through its own bond department or the bond department of any bank or trust company under common control with the Trustee. All such Authorized Investments shall at all times be a part of the fund from which the moneys used to acquire such Authorized Investments shall have come, and all income and profits on such Authorized Investments shall be credited to, and losses thereon shall be charged against, such funds. Such Authorized Investments shall be made so as to mature or be subject to redemption at the option of the holder thereof on or prior to the date or dates that the Company anticipates that moneys therefrom will be required.

     (c) Section 4.1 of the Agreement is hereby modified and amended to read in its entirety as follows:

          Section 4.1 LOAN PROVISIONS.

          (a) Upon the completion of the Exchange, (i) an amount equal to $________, representing the aggregate principal amount at maturity of the Secured Series 2001 Bonds issued in the Exchange (the "Transferred Loan Balance"), shall be deemed to have been transferred from this Agreement to the 2001 Loan Agreement, and
              (ii) an amount equal to $_____, representing the difference between (x) the aggregate principal amount of the Series 1989 Bonds tendered in the Exchange and (y) the Transferred Loan Balance (such difference being referred to as the "Cancelled Loan Amount"), shall be cancelled.

          (b) From and after the completion of the Exchange: (i) the Company's financial obligations with respect to the then Outstanding Bonds shall continue to be governed by this Agreement; (ii) the Company's financial obligations with respect to the Transferred Loan Balance will be governed solely by the 2001 Loan Agreement and, if applicable, by the 2001 Indenture; and (iii) the Company will have no further financial obligations under this Agreement with respect to the Cancelled Loan Amount.

     (d) Section 4.2 of the Agreement is hereby modified and amended to read in its entirety as follows:

     Section 4.2. REPAYMENT OF TRANSFERRED LOAN BALANCE; PAYMENT OF OTHER COSTS AND EXPENSES; PURCHASE OF BONDS. (a) The Company shall repay the loan deemed to have been made by the Issuer pursuant to this Agreement as follows: on or before each Bond Payment Date, the Company shall pay to the Trustee at its Principal Corporate Trust Office, on behalf of the Issuer and for deposit in the Bond Fund, an amount equal to the Debt Service Payment becoming due and payable on such Bond Payment Date.

     (b) [INTENTIONALLY DELETED]


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     (c) [INTENTIONALLY DELETED]

     (d) The Company shall also pay the reasonable fees and expenses of the Trustee and any additional Paying Agents under the Indenture, such payable fees and expenses to be paid directly to the Trustee or any Paying Agents for the Trustee's or any such Paying Agent's own account as and when such fees and expenses become due and payable, and any reasonable expenses in connection with any redemption of the Bonds.

     (e) In the event the Company fails to make any of the payments required in
Section 4.2(a), the installment so in default shall continue as an obligation of the Company until the amount in default shall have been fully paid, and, to the extent permitted by law, the Company agrees to pay the same with interest thereon from the due date thereof to the date of payment.

     (f) The Company (i) shall on or before the 21st day following a Qualifying Downgrade (as defined in the Indenture) request the Trustee to give the notice specified in Section 3.04(b) of the Indenture and (ii) shall purchase all Series 1989 Bonds tendered to it (or to an agent designated by the Company for such purpose) pursuant to Section 3.04 of the Indenture for a price equal to 100% of the principal amount thereof, plus accrued interest thereon to the date of purchase, and otherwise in accordance with the provisions of Section 3.04 of the Indenture. No Series 1989 Bonds purchased by the Company pursuant to this subsection (f) may be remarketed by it (or by an agent designated by the Company for such purpose) unless on or prior to the date of remarketing the Trustee shall have received (x) an opinion of Bond Counsel that the remarketing will not adversely affect the exclusion from gross income of the interest payable on the Bonds for Federal income tax purposes or the exemption from taxation by the State (except inheritance, estate and transfer taxes) of the Bonds and the income therefrom and (y) an official statement of the Issuer with respect to the Bonds that are being remarketed.

     (g) [INTENTIONALLY DELETED]

     (h) Section [4.08] of the Indenture provides that moneys or Government Obligations deposited with and held by the Trustee not applied to the payment of Bonds or interest thereon within two (2) years after the date such Bonds shall have become due shall be repaid to the Company. In the event that any Holder of a Bond presents such Bond to the Company within 5 years after the Company has received such money from the Trustee, as described above, the Company hereby agrees to pay to such Holder the amount payable on the Bond in accordance with the applicable provisions of the Indenture.

     (e) Section 5.5 and 5.6 of the Agreement are hereby eliminated and deleted in their entirety and Section 5.7 is hereby renumbered as Section 5.5.


                                      -5-


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                                   ARTICLE II

                                 OPERATIVE DATE

     Section 2.01 OPERATIVE DATE OF AMENDMENTS TO LOAN AGREEMENT. After (i) the holders of at least 66-2/3% in aggregate principal amount of the Series 1989 Bonds outstanding have consented to the amendments set forth in Article I hereof, (ii) the receipt by the Issuer of a certificate signed by two officers of the Company in accordance with the Indenture and the Agreement certifying that the requisite consents have been obtained, (iii) the receipt by the Trustee of an unqualified opinion of Bond Counsel, satisfactory to the Trustee, that this Amendment will not adversely affect the exclusion from gross income payable on the Series 1989 Bonds for Federal income tax purposes or the exception from taxation by the State of West Virginia (except inheritance, estate and transfer taxes) of the Series 1989 Bonds and the income thereon, (iv) receipt by the Issuer and the Company of the written consent of the Trustee to this Amendment, in accordance with the Indenture and the Agreement, and (v) receipt of such other certificates and opinions regarding the due execution and delivery of this Amendment as the Issuer may reasonably request pursuant to the Agreement, the amendments set forth in Article I will become operative upon the date the [Issuer] accepts all Series 1989 Bonds that are validly tendered (and not withdrawn) for exchange pursuant to the offer to exchange and consent solicitation conducted pursuant to the Issuer's Exchange Offer and Consent Solicitation dated ____________.


                                   ARTICLE III

                                  MISCELLANEOUS

     Section 3.01 AMENDMENT; DEFINED TERMS. This Amendment is executed and shall be construed as an amendment to the Agreement, which shall continue in full force and effect except to the extent expressly modified or amended by this Amendment. Except as herein expressly otherwise defined, the terms used herein shall have the same meaning as provided in the Agreement.

     Section 3.02 RESPONSIBILITY FOR RECITALS. The recitals herein shall be taken as the statements of the Company, and the Issuer assumes no responsibility for the correctness thereof.

     Section 3.03 SUCCESSORS AND ASSIGNS. All the covenants and agreements in this Amendment concerning the Company shall bind its successors and assigns whether so expressed or not.

     Section 3.04 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of West Virginia.

     Section 3.05 COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


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     IN WITNESS WHEREOF, the Issuer has caused this Amendment to be executed in its corporate name and with its official seal hereunto affixed and attested by its duly authorized officials and the Company has caused this Amendment to be executed in its corporate name with its corporate seal hereunto affixed and attested by its duly authorized officers, and the Trustee has caused this Amendment to be executed in its corporate name with its corporate seal affixed and attested by its duly authorized officers, all of the above occurred as of the date first above written.



[SEAL]                                  CITY OF WEIRTON, WEST VIRGINIA


Attest:                                 By _____________________________________
                                                          Mayor


By ____________________________________
              City Clerk



[SEAL]                                  WEIRTON STEEL CORPORATION


Attest:                                 By _____________________________________
                                              Vice President, Chief Financial
                                                   Officer and Treasurer

By ____________________________________
                Secretary


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